UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2013

Huntington Ingalls Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, VA	23607
(Address of principal executive offices)	(Zip Code)

(757) 380-2000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of Huntington Ingalls Industries, Inc. (the “Company”) amended and restated the Company’s bylaws effective May 1, 2013. The bylaws were amended and restated to amend Article V of the bylaws, which addresses indemnification of the Company’s directors, officers, employees and agents, to eliminate provisions providing for the mandatory indemnification of the Company’s employees and agents and to make other clarifying changes. A copy of the Company’s Restated Bylaws is attached hereto as Exhibit 3(ii).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 1, 2013, the Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The following matters were submitted to a vote of the stockholders.

Item 1 - Election of Directors

Votes regarding the election of three directors, for terms ending in 2016, were as follow:

Name	For	Withheld	Broker Non-Votes
Robert F. Bruner	41,536,482	122,287	3,477,788
Artur G. Davis	41,533,007	125,762	3,477,788
Thomas B. Fargo	41,394,324	264,445	3,477,788

Item 2 - Proposal to Ratify Appointment of the Company’s Independent Auditors

Votes on a proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for 2013 were as follow:

For	Against	Abstentions	Broker Non-Votes
45,041,747	70,282	24,528	N/A

Item 3 - Proposal Regarding Approval of Executive Compensation on an Advisory Basis

Votes on a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers were as follow:

For	Against	Abstentions	Broker Non-Votes
40,966,652	422,708	269,409	3,477,788

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

3(ii)	Restated Bylaws of Huntington Ingalls Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: May 6, 2013	By:	/s/ Bruce N. Hawthorne
Bruce N. Hawthorne
Corporate Vice President, General Counsel and Secretary

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